UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2007

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Field Court, Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02.  Results of Operations and Financial Condition.

The following information, including the exhibit described below, shall not be deemed “filed” hereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On October 17, 2007, Packaging Corporation of America issued a press release announcing third quarter 2007 financial results and providing earnings guidance for the fourth quarter of 2007.  The press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

The following information, including the exhibit described below, shall not be deemed “filed” hereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On October 17, 2007, Packaging Corporation of America announced that it intends to increase its quarterly cash dividend to $0.30 per share, or $1.20 per share annually, on its common stock.  The first quarterly dividend of $0.30 per share will be paid on January 15, 2008 to shareholders of record as of December 14, 2007.  PCA also announced that its Board of Directors has authorized the repurchase of up to $150 million of the company’s outstanding common stock.  The Company intends to make these repurchases over the next 18 months.  The press release is furnished as Exhibit 99.2 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(D)       Exhibits

99.1  Third Quarter Earnings Press Release dated October 17, 2007.

99.2  Dividend and Share Repurchase Authorization Press Release dated October 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA
(Registrant)

By:	/s/ PAUL T. STECKO
Chairman and Chief Executive Officer

By:	/s/ RICHARD B. WEST
Senior Vice President and Chief Financial Officer

Date:  October 18, 2007